UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2013
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 11, 2013, S&W Seed Company, a Nevada corporation ("we," "us," "our," or the "Company"), entered into a purchase agreement with Piper Jaffray & Co. (the "Underwriter"), relating to the public offering by us of 1,400,000 shares (the "Shares") of our common stock, par value $0.001 per share, at a public offering price of $7.50 per share. The Underwriter will purchase the Shares at a price of $6.975 per share, representing a 7% discount from the public offering price.

The offering is expected to close on January 16, 2013, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $9.51 million, after deducting the underwriting discount and estimated offering expenses payable by us.

The offering of the Shares is being made pursuant to our existing shelf registration statement on Form S-3 (File No. 333-178481), which was filed with the Securities and Exchange Commission (the "Commission") on December 14, 2011 and declared effective by the Commission on February 8, 2012. The offering is described in more detail in a prospectus supplement dated January 11, 2013 and an accompanying base prospectus dated February 10, 2012.

The purchase agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of us and the Underwriter, including for liabilities under the Securities Act of the 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the purchase agreement is included as Exhibit 1.1 hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the purchase agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the purchase agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the purchase agreement.

A copy of the opinion of Holland & Knight LLP relating to the legality of the issuance and sale of the Shares in the offering is included as Exhibit 5.1 hereto. The foregoing description of the offering and the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the Exhibits included herewith.

Item 8.01    Other Events.

On January 10, 2013 and January 11, 2013, respectively, we issued press releases announcing the offering and the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Purchase Agreement dated as of January 11, 2013 by and between S&W Seed Company and Piper Jaffray & Co.
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated January 10, 2013
99.2	Press Release dated January 11, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Matthew K. Szot
Senior Vice President Finance and Chief Financial Officer

Date: January 11, 2013

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EXHIBIT INDEX

Exhibit	Description
1.1	Purchase Agreement dated as of January 11, 2013 by and between S&W Seed Company and Piper Jaffray & Co.
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated January 10, 2013
99.2	Press Release dated January 11, 2013